Exhibit 10.5


            Severance Plan For Corporate Staff
             For Change In Control Situations





Plan

This Plan is adopted specifically to provide severance benefits to Corporate Staff employees if there should be a Loss of Employment related to a Change In Control. It shall become effective as of the date of any Change In Control.

Irrevocable

Once a Change In Control occurs, and for one year thereafter, this Plan cannot be amended or modified to remove, alter or cancel the provisions and benefits of the Plan in any way.

Covered Employees

The employees in the attached schedule are covered by this Plan. No employee may be deleted from these schedules after a Change In
Control has occurred.

Loss of Employment

Loss of Employment means that within one year following a Change In Control, the employee is terminated for reason other than for good and sufficient cause, death or permanent disability, or the employee terminates employment because of (a) a relocation of regular work site of more than 50 miles, (b) reduction in compensation, or (c) a reduction in benefits.

Severance Payment

Within five workdays following a Loss of Employment, the employee shall be given a lump sum severance payment (net of applicable deductions) equal to two weeks plus one week for each completed year of service; but not less than thirteen weeks nor more than twenty-six weeks.

Accrued, Unused Vacation

The employee shall also be paid with the severance payment an amount equal to the employee's accrued, unused vacation.

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Payment Lieu of Profit Sharing

In addition to severance, the employee will be paid a lump sum amount equivalent to the maximum potential Member Share of the Company Unit Profit Sharing Contribution for the employee for the year of termination determined as follows:

      a) The employee's salary for purpose of this benefit will be base and any bonus compensation earned during the year up to date of termination, plus an amount equal to the pay that would have been earned for the balance of the calendar year after the date of termination using the higher of the employee's pay rate at the date of Change In
           Control or the date of termination.

      b) the formula for the contribution will be the greater of the formula as of date of Change In Control or date of termination.

      c)   There will be no reductions in the maximum for actual
           Company Unit Profit Sharing Contribution or Internal
           Revenue Code limitations with respect to actual earned income.

This payment will be reduced by any Member Share of the Company
Unit Contribution that is contributed to the employee's Profit Sharing Plan account for the year of termination.


Employee Benefit Plan Participation

The employee (including any covered dependents) shall continue to be covered under the Company's Group Life, Medical and Dental coverages, for a period of time equal to the number of weeks of severance payment plus weeks of accrued, unused vacation, subject to Plan provisions and required contributions applicable to active employees.


Retiree Medical

An employee Age 50 or more, and whose age and completed service equals 75 or more at either (1) the end of the severance continuation of Group Medical coverage (previously described) or (2) the end of any COBRA continuation of Group Medical coverage, may elect to continue
Group medical coverage for themselves and/or eligible dependents. The maximum continuation period is to Age 65 for the employee and any covered spouse, and according to regular Plan provisions for covered children. Continuation is subject to regular Plan provisions and a required contribution equal to the rate for Early Retiree's under the Company's Retiree Medical Plan for Plan "A" coverage, or for Plan "B" coverage, the Early Retiree rate less the differential between Plan "A" and Plan "B" contribution rates for active employees.

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Job Search Assistance

The Company shall provide letters of recommendation as requested.

Additionally, the Company shall provide a drawing fund of up to $500 to reimburse the employee for job search expenses including, but not limited to, resume preparation, copying, mailing and the cost of out-placement services. Reimbursements will be mailed within five days of receipt by the Company of documentary; detailed proof of covered expense.

Expense Reimbursement

If any contest or dispute shall arise under this Plan involving termination of a covered employee's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the employee, on a current basis, for all legal fees and expenses, if any, incurred by the employee in connection with such contest or dispute, together with interest at a rate equal to the rate of interest published in The Wall Street Journal under the caption "Money Rates" as the prime rate, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the employee's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the employee's claims in such contest or dispute, the employee shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the employee pursuant hereto.

Change In Control Defined

As used in this Plan, Change in Control means:

           (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding common shares of the Company (the "Outstanding
Company Common Shares") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization,

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merger or consolidation, each of the conditions described in clauses (i),
(ii) and (iii) of subsection (3) of this definition shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Company Common Shares or 25% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

           (2) individuals who, as of the date of adoption of this Plan, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors of the Company (the "Board"); provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

           (3) approval by the shareholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common
Shares and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Shares and the Outstanding Company
Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Shares or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of such corporation or 25% or more of the

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combined voting power of the then outstanding securities
of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

           (4) approval by the shareholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and the Outstanding Company Voting
Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Shares and the Outstanding Company
Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock thereof or 25% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

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INDIVIDUALS TO BE COVERED BY SEVERANCE PLAN FOR CORPORATE STAFF

James J. Bradley
Vivian Curran
Charles P. Erbon
Carl S. Grabinski
James S. Horton
Herbert J. Marros
Gysbert L. Menninga
Charles J. Moxley
Rachel A. Murdock
Robert L. Nelson
Carrie L. Reif
Irene M. Brajner
Laura A. Calkins
Norine M. Hackhel
Conchetta Z. Holt
Karen M. Horne
Katherine Hudzinski
Pamela L. Jarmusz
Hazel Krikorian
Ann M. Laudermilk
Rosalinda V. Luz
Raymond A. Pisarczyk
Pamela Price-Adams
Amanda Slavik
Rose Spolar
Charlotte Sprenger
Marcene L. Young




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